Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan of our report dated May 26, 2004, with respect to the financial statements and supplemental schedule of Arch Coal, Inc. Employee Thrift Plan included in this Annual Report on Form 11-K for the years ended December 31, 2003 and 2002.

/S/ Rubin, Brown, Gornstein & Co. LLP

Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
June 25, 2004